THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.


                     7% CONVERTIBLE SERIES A PREFERRED STOCK
                             SUBSCRIPTION AGREEMENT

                      SPATIALIZER AUDIO LABORATORIES, INC.


                  THIS AGREEMENT is executed in reliance upon the transaction exemption afforded by Regulation D as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended (the "Act").

                  This Agreement has been executed by the undersigned in connection with the private placement of the 7% Convertible Series A Preferred Stock (hereinafter referred to as the "Preferred Stock") of SPATIALIZER AUDIO LABORATORIES, INC. (Nasdaq Small Cap Stock Market symbol "SPAZ"), located at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California 91364, a corporation organized under the laws of Delaware, USA (hereinafter referred to as the "Company"). The terms on which the Preferred Stock may be converted into common stock of the Company, $0.01 par value per share,(the "Common Stock") and the other terms of the Preferred Stock are set forth in the Certificate of Designation of the 7% Convertible Preferred Stock Series A (Exhibit A annexed hereto). In addition, the Company will sell to the Subscribers listed on Schedule A annexed hereto (the "Subscribers" or "Purchasers"), a warrant (the "Warrant") to purchase One Hundred Fifty Thousand (150,000) shares of Common Stock of the Company for each One Million ($1,000,000) Dollars funded hereunder (such number of shares of Common Stock underlying the Warrants shall be pro rated for each subscription amount) and shall be exercisable for a period of three (3) years from the Closing Date (as defined herein), as per the terms of a separate Stock Purchase Warrant (Exhibit B annexed hereto). This Subscription and, if accepted by the Company, the offer and sale of the Preferred Stock, Warrants and the Common Stock underlying the Warrant and Preferred Stock (collectively the "Securities"), are being made in reliance upon the provisions of Regulation D under the Act.

                  The Closing Date shall be determined in accordance with Sections 1.1 and 15 herein.

                  The Subscribers listed on Schedule A annexed hereto each hereby represent and warrant to, and agree with the Company as follows:

                  Section 1.  Agreement to Subscribe; Purchase Price.

                  1.1 Closing. The Company will sell and the Subscribers will buy, in reliance upon the representations and warranties of the Company and Subscribers contained in this Agreement, upon the terms and conditions hereinafter set forth, that number of shares of Preferred Stock set forth next to their names on Schedule A for an aggregate purchase price of Two Million ($2,000,000) U.S. Dollars based on U.S. $50.00 per share (the "Purchase Price"). Dividends will accrue and be paid at the rate of seven (7%) percent on the Preferred Stock until the Preferred Stock has been converted, and all accrued dividends thereon shall be payable in Common Stock of the Company or in cash at the time of conversion at the option of the Company. Dividends shall be calculated at the Conversion Price (as hereinafter defined) on the Conversion Date (as hereinafter defined) when converted.

                  1.2 Form of Payment. The Subscribers shall pay the Purchase Price by delivering good funds in United States Dollars by wire transfer to Goldstein, Goldstein & Reis, LLP, the Escrow Agent, against delivery of the original Preferred Stock and Warrants as per a separate Escrow Agreement, annexed hereto as Exhibit C, as payment in full for their portion of the Securities.

                  1.3 Wire Instructions. Wire instructions for Goldstein, Goldstein & Reis, LLP are as follows:

                  Chase Manhattan Bank, N.A.
                  ABA No. 021000021
                  For the Account of:
                    United States Trust Company of New York
                    Account No. 920-1-073195
                  In favor of:
                    Goldstein, Goldstein & Reis, LLP Attorney Escrow Account Account No. 59-01383

                  Section 2. Representations and Warranties of the Subscribers. Subscribers each acknowledge, represent, warrant and agree as follows:

                  2.1 Organization and Authorization. The Subscribers are duly incorporated or organized and validly existing in the state or country of their incorporation or organization and have all requisite power and authority to purchase and hold the Securities. The decision to invest and the execution and delivery of this Agreement by the Subscribers, the performance by the Subscribers of their obligations hereunder and the consummation by the Subscribers of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Subscribers. The undersigned signatories have all right, power and authority to execute and deliver this Agreement on behalf of the Subscribers. This Agreement has been duly executed and delivered by the Subscribers and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Subscribers, enforceable against the Subscribers in accordance with its terms.

                  2.2 Evaluation of Risks. Subscribers each have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. They each recognize that their investment in the Company involves a high degree of risk and can afford the complete loss of their investment.

                  2.3 Independent Counsel. Subscribers acknowledge that they each have been advised to consult with their own attorney regarding legal matters concerning the Company and to consult with their tax advisor regarding the tax consequences of acquiring the Securities.

                  2.4 Disclosure Documentation. Subscribers each have each received and reviewed copies of the Company's reports filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Act, including its 10-Ks, 10-Qs, 8-K's, and registration statements, filed by the Company since March 1, 1997, and the draft of the Company's Form 10-K for the period ended December 31, 1998 (which the Company represents will be filed on April 15, 1998) (collectively, the "Reports"). Except for the Reports, the Subscribers are not relying on any other information relating to the offer and sale of the Securities. Subscribers acknowledge that the Company has offered to make available any additional public information that the Subscribers may reasonably request, including technical information, and other material information about the Company and Subscribers have been offered Company's full and unconditional cooperation in making such information available to Subscribers and acknowledges that the Company has recommended that the Subscribers request and review such information prior to making an investment decision. No oral or written representations have been made, or oral or written information furnished to the undersigned or its advisors, if any, in connection with the offering of the Securities which were or are in any way inconsistent with the Reports.

                  2.5 Opportunity to Ask Questions. Subscribers each have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of each of the Subscribers.

                  2.6 Reports Constitute Sole Representations. Except as set forth in the Reports, no representations or warranties have been made to Subscribers by (a) the Company or any agent, employee or affiliate of the Company or (b) any other person, and in entering into this transaction Subscribers are not relying upon any information, other than that contained in the Reports and the results of independent investigation by Subscribers.

                  2.7 Each of the Subscribers is Accredited Investor. The Subscribers are each "Accredited Investors" as defined below who represents and warrants it is included within one or more of the following categories of "Accredited Investors."

                           (i)Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan associated or other institution as defined in
         Section 3(a)(5)A of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in
         Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivision, for the benefits of its employees if such plan has total assets in excess of $5,000,000; and employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                           (i)Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                           (i)Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                           (iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

                           (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                           (vi) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

                           (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Act;

                           (viii) Any entity in which all of the equity owners are accredited investors; and

                           (ix) Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Act.

                  2.8 No Registration, Review or Approval. Subscribers acknowledge and understand that the limited private offering and sale of Securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state. Subscribers acknowledge, understand and agree that the Securities are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Act pursuant to
Section 3(b) or Section 4(2) of such Act and Regulation D promulgated under such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws. Subscribers understand that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscribers set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscribers to acquire the Securities. Subscribers will advise Company of the state of its residence prior to executing this or any other agreement to enable the Company to comply with applicable "blue sky" laws.

                  2.9 Investment Intent. Without limiting their ability to resell the Securities pursuant to an effective registration statement, Subscribers are acquiring the Securities solely for their own account and not with a view to the distribution, assignment or resale to others. Subscribers understand and agree that they may bear the economic risk of its investment in the Securities for an indefinite period of time.

                  2.10 No Advertisements. The Subscribers are not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

                  2.11 Registration Rights. The parties have entered into a Registration Rights Agreement (Exhibit E).

                  Section 3. Representations and Warranties of the Company. For so long as any Securities held by any of the Subscribers remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

                  3.1 Organization/Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

                  3.2 Accuracy of Reports and Information. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act, and shall maintain such status on a timely basis. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock is listed and trades on the Nasdaq Small Cap Stock Market.

                  The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the offer and sale of the Securities (or for such shorter period that the Company has been required to file such material).

                  3.3 SEC Filings/Full Disclosure. For a period of at least twelve (12) months immediately preceding this offer and sale, or such shorter period that the Company has been required to file such Reports as defined herein, to the best of the Company's knowledge (i) none of the Company's filings with the Securities and Exchange Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

                  There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to the Subscribers which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

                  3.4 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in this Agreement. Upon their issuance and delivery pursuant to this Agreement, the Securities will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Securities will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

                  3.5 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, Stockholders Agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets and which would have a material adverse effect on the Company's business and financial condition.

                  3.6 No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Reports, this Agreement or those incurred in the ordinary course of the Company's business since March 1, 1997, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

                  3.7 No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement, including the conversion or exercise provision of the Securities, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Certificate of Incorporation or by-laws of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock.

                  3.8 Absence of Events of Default. Except as set forth in the Reports and this Agreement, no default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become a default, has occurred and is continuing, which would have a material adverse effect on the Company's business, properties, prospects, condition (financial or otherwise) or results of operations.

                  3.9 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except as may be required by applicable securities laws.

                  3.10 Intellectual Property Rights. Except as disclosed in the Reports, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the Reports. To the Company's knowledge, and except as disclosed in the Reports, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the business or financial condition of the Company.

                  3.11 Material Contracts. Except as set forth in the Reports, the agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect, and the Company is not in material breach or material default under any of such agreements.

                  3.12 Litigation. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  3.13 Title to Assets. Except as set forth in Reports, the Company has good and marketable title to all properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

                  3.14 Subsidiaries. Except as disclosed in the Reports, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

                  3.15 Required Governmental Permits. The Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

                  3.16 Listing. The Company will use its best efforts to maintain the listing of its Common Stock on the Nasdaq Small Cap Stock Market or other organized United States market or quotation system with exception to the provisions of Section 10 below. The Company has not received any notice, oral or written, regarding continued listing and, as long as the Preferred Stock and Warrants are outstanding, the Company will take no action which would impact their continued listing or eligibility of the Company for such listing. The Company represents that prior to the Closing Date it does not meet the net asset value or market capitalization requirements of the Nasdaq Stock Market, but that upon the completion of this transaction it will be in compliance with the net asset value requirements of the Nasdaq Stock Market.

                  3.17 Other Outstanding Securities/Financing Restrictions. Except as disclosed in the Reports, the Company has no outstanding restricted shares, or shares of Common Stock sold under Regulation S, Regulation D or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock.

                  3.18 Registration Alternative. The Company covenants and agrees that for so long as any of the Common Stock issuable upon conversion of the Preferred Stock or exercise of the Warrants, remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Act, the Company shall permit resales of the underlying Common Stock pursuant to Rule 144 under the Act. The Company and the Subscriber shall provide the Transfer Agent any and all papers necessary to complete the transfer under Rule 144, including, but not limited to, opinions of counsel to the Transfer Agent, and the Company shall continue to file all material required to be filed pursuant to Sections 13(a) or 15(d) of the 1934 Act.

                  3.19 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.01 par value per share, of which 21,423,345 were outstanding as of March 20, 1998, 1,000,000 shares of Preferred Stock, $0.01 par value per share, none of which were outstanding prior to the date of this Agreement. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

                  3.20 Dilution. The Company is aware and acknowledges that conversion of the Preferred Stock, and/or exercise of the Warrant, would cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock.

                  Section 4. Further Representations and Warranties of the Company. For so long as any Securities held by any of the Subscribers remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

                           (i) It will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of all of the outstanding Securities.

                           (ii) It will maintain the listing of its Common Stock on either the Nasdaq Small Cap Stock Market or Nadsaq National Market, or the successors thereto.

                           (iii) It will permit the Subscribers to exercise their right to convert the Preferred Stock and/or exercise the Warrants by telecopying an executed and completed Notice of Conversion and/or Notice of Exercise to the Company and delivering the original Notice of Conversion and/or original Notice of Exercise and the certificate representing the Preferred Stock and/or the original Warrant to the Company by express courier. Each business date on which a Notice of Conversion and/or Notice of Exercise is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a "Conversion Date" and/or "Exercise Date". The Company will transmit the certificates representing shares of Common Stock issuable upon conversion of any Preferred Stock and/or exercise of any Warrants (together with the certificates representing the Preferred Stock not so converted and/or Warrants not so exercised) to the Subscriber via express courier, by electronic transfer or otherwise within three business days after the Conversion Date and/or Exercise Date if the Company has received the original Notice of Conversion and Preferred Stock certificate being so converted and/or the original Notice of Exercise and Warrant being exercised by such date. In addition to any other remedies which may be available to the Subscribers, in the event that the Company fails to effect delivery of such shares of Common Stock within such three business day period, the Subscribers will be entitled to revoke the relevant Notice of Conversion and/or Notice of Exercise by delivering a notice to such effect to the Company whereupon the Company and the Subscribers shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion and/or Notice of Exercise. The Notice of Conversion and Preferred Stock and/or the Notice of Exercise and Warrant representing the portion of the Preferred Stock converted and/or Warrant exercised shall be delivered as follows:

                  To the Company:

                           Spatializer Audio Laboratories, Inc.
                           20700 Ventura Boulevard, Suite 134
                           Woodland Hills, CA 91364-2357
                           Fax: (818) 227-9750
                           Attn:    President

                  In the event that the Common Stock issuable upon conversion of the Preferred Stock and/or exercise of the Warrants is not delivered within five
(5) business days of receipt by the Company of a valid Notice of Conversion and the Preferred Stock to be converted and/or Notice of Exercise and Warrant to be exercised, the Company shall pay to the Subscriber(s), in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Preferred Stock sought to be converted, $500 for each of the first ten (10) days and $1,000 per day thereafter that the Conversion Shares are not delivered, and for each thousand (1,000) shares of Common Stock sought to be exercised under the Warrant, $7.50 for each of the first ten (10) days and $15 per day thereafter that the shares of Common

Stock underlying the Warrant are not delivered, which liquidated damages shall run from the sixth business day after the Conversion Date and/or Exercise Date. Any and all payments required pursuant to this paragraph shall be payable only in shares of Common Stock and not in cash. The number of such shares shall be determined by dividing the total sum payable by the Conversion Price and/or Exercise Price.

                  Section 5. Opinion of Counsel. Subscribers shall, upon the Closing, receive an opinion from counsel to the Company subject to reasonable and customary limitations and qualifications to the effect that:

                           (i) The Company is duly incorporated and validly existing under the laws and jurisdiction of its incorporation. The Company and/or its subsidiaries are duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company and/or its subsidiaries owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business.

                           (ii) Except as set forth in the Reports, there is no action, proceeding or investigation pending, or threatened against the Company which might result, either individually or in the aggregate, in any material adverse change in the business or financial condition of the Company.

                           (iii) Except as set forth in the Reports, and without an independent investigation, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                           (iv) Except as set forth in the Reports, there is no action, suit, proceeding or investigation by the Company currently pending, other than licensing agreement audits performed in the ordinary course of business.

                           (v) The Preferred Stock, which shall be issued at the Closing, will be duly authorized and validly issued under the laws of the Company's State of Incorporation.

                           (vi) This Subscription Agreement, the issuance of the Preferred Stock and Warrants, and the issuance of Common Stock, upon conversion of the Preferred Stock and/or exercise of the Warrants, have been duly approved by all required corporate action and that all such securities, upon delivery, shall be validly issued and outstanding, fully paid and nonassessable.

                           (vii) The issuance of the Securities will not violate the applicable listing agreement between the Company and any securities exchange or market on which the

         Company's securities are listed, except that the parties acknowledge that the issuance of more than 4,284,669 shares of Common Stock to the Subscribers pursuant to this Agreement may require stockholder approval under the governance standards of Nasdaq.

                           (viii) Assuming the accuracy of the representation and warranties of the Company and the Subscribers set forth in this Subscription Agreement, the offer, issuance and sale of the Preferred Stock, Warrants and shares of Common Stock to be issued upon exercise and/or conversion to the Subscriber pursuant to this Agreement are exempt from the registration requirements of the Act.

                           (ix) As more specifically described in the Reports, and as certified by the Company's transfer agent, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.01 par value per share, of which 21,423,345 were outstanding as of March 20, 1998, 1,000,000 shares of Preferred Stock, $0.01 par value per share, none of which were outstanding prior to the date of this Agreement.

                           (x) The Common Stock is registered pursuant to
         Section 12(b) or Section 12(g) of the 1934 Act and to the best of Counsel's knowledge without an independent investigation the Company has timely filed all the material required to be filed pursuant to Sections 13(a) or 15(d) of such Act for a period of at least twelve months preceding the date hereof.

                           (xi) The Company has the requisite corporate power and authority to enter into the Agreements and to sell and deliver the Securities and the Common Stock to be issued upon the conversion of the Securities as described in this Agreement; the Agreement has been duly and validly authorized by all necessary corporate action by the Company, to the best of our knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Agreements by the Company or the consummation of the transactions contemplated thereby; the Agreement has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, and except as to compliance with federal, state and foreign securities laws, as to which no opinion is expressed.

                           (xii) After due inquiry, the execution, delivery and performance of the Agreements by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-Laws, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound,
         (iii) any applicable statute or regulation, (iv) or any judgment, decree or other of any court or governmental body having jurisdiction over the Company or any of its property.

                  Section 6. Opinion of Counsel Upon Conversion. The Company will obtain for each Subscriber, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Preferred Stock, including, but not limited to, obtaining for each Subscriber an opinion of counsel, subject only to receipt of a Notice of Conversion in the form of Exhibit D and receipt by Counsel of such representations, warranties, and documents as are determined to be necessary to comply with applicable securities laws, duly executed by the Subscriber which shall be satisfactory to the Transfer Agent, directing the Transfer Agent to remove the legend from the certificate.

                  Section 7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration, the Company agrees to:

                           (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Act or the 1934 Act;

                           (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

                           (iii) furnish to each Subscriber forthwith, upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as each Subscriber may reasonably request in availing itself of any rule or regulation of the SEC allowing any Subscriber to sell any such Securities without registration.

                  Section 8. Representations and Warranties of the Company and Subscribers. Each of the Subscribers and the Company represent to the other the following with respect to itself:

                  8.1 Subscription Agreement. The Subscription Agreement has been duly authorized, validly executed and delivered on behalf of the Company and each of the Subscribers and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

                  8.2 No-Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation, and any amendments thereto, Bylaws and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

                  8.3 Approvals. Neither the Company nor any Subscriber is aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Securities.

                  8.4 Indemnification. Each of the Company and each of the Subscribers agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

                  8.5 Transfer Restrictions/Conversion Holding Period. Refer to Certificate of Designation (Exhibit A).

                  8.6 Right of First Refusal. In the event the Company wishes to obtain further financing in the form of any discounted or reset convertible securities convertible into Common Stock within one (1) year following the Closing Date, the Subscribers shall have the right of first refusal to participate in such offering and shall have ten (10) business days to reply in writing after receipt of written notice of such offering from the Company. Provided, however, that this restriction does not apply with respect to the Company obtaining up to Two Million ($2,000,000) Dollars in financing (in the form of convertible securities) from Clarion Finanz, A.G., Aton Select Fund, Ltd, or its designees within forty five (45) days after the Closing Date. The Company agrees that any securities issued to Clarion Finanz, A.G., Aton Select Fund, Ltd, or its designees, will not be convertible into shares of Common Stock at any time prior to six (6) months after the effective date of the Registration Statement (as more fully set forth in the Registration Rights Agreement).

                  8.7 Subsidiary Financing. The Subscribers shall have the right to invest up to Two Million ($2,000,000) Dollars (pro rata) in the Company's subsidiary, MultiDisc Technologies, Inc. ("MultiDisc"), as follows:

                           (i)      for a period of ninety (90) days following
the Closing Date assuming a pre-investment valuation of MultiDisc of Twelve Million ($12,000,000) Dollars; or


                           (ii)     in the event MultiDisc wishes to obtain debt
or equity financing within one (1) year following the Closing Date, the Subscribers shall have the right to participate in such offering (up to Two Million ($2,000,000) Dollars) and shall have ten (10) business days to reply in writing after receipt of written notice of such offering from the

Company.

                  8.8 Put/Call Option. The Company shall have the option to make one "Put", and the Subscribers shall have the option to make one "Call", to fund up to an additional One Million ($1,000,000) Dollars in Preferred Stock pursuant to the terms of this Agreement and the Certificate of Designation. The Put, or Call may be made by either party at any time following sixty (60) days after the effective date of the registration statement (as set forth in the Registration Rights Agreement), or prior to one hundred twenty (120) days after the effective date of the registration statement. The closing for the Put or Call shall be fifteen (15) days after receipt of a written notice stating the applicable party's intention to Put or Call, and the completion of each of the following conditions:

                           (i)   the Registration Statement must be effective;

                           (ii) the Company has not received any notice from Nasdaq which has not been cured pertaining to noncompliance with the listing requirements of the Common Stock as listed on the Nasdaq Small Cap Stock Market;

                           (iii) the Common Stock must be listed on the Nasdaq
                                 Small Cap Stock Market;

                           (iv) as a result of the Put or Call, the Company, assuming the conversion of all Preferred Stock and Warrants by the Subscribers, must remain in compliance with Nasdaq listing requirements;

                           (v) the Subscribers receive a legal opinion from counsel to the Company that there has been no material adverse change to the Company since the Closing Date and that all of the representations and warranties of the Company in this Agreement are true and correct as of the date thereof; and

                           (vi) the Subscribers receive a certification from an executive officer of the Company that that there has been no material adverse change to the Company since the Closing Date and that all of the representations and warranties of the Company in this Agreement are true and correct as of the date thereof.

                  Section 9. Restrictions on Conversion of Preferred Stock. Each Subscriber or any subsequent holder of the Preferred Stock (the "Holder") shall be prohibited from converting any portion of the Preferred Stock which would result in any Subscriber or Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the 1934 Act, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company.

                  Section 10. 20% Limitation. At such time as the number of shares of Common Stock issuable to the Subscribers in the aggregate pursuant to the terms of this Agreement through the conversion of the Preferred Stock reaches 3,200,000 shares of Common Stock, the Company agrees that it will call a stockholders' meeting within sixty (60) days thereafter for the purpose of approving below market price issuances of Common Stock to the Subscribers in excess of 4,284,669 shares of Common Stock to enable the Subscribers to convert all of the Preferred Stock issued hereunder. In the event that the aforementioned proposal is not ratified by the stockholders, the Company agrees that it shall seek a waiver from the Nasdaq Stock Market for such issuance. In the event the Company does not get such a waiver within ten (10) days after the stockholder meeting, the Company agrees that it will withdraw its listing from the Nasdaq Small Cap Stock Market for the sole purpose of issuing any and all shares of Common Stock due to the Subscribers under this Agreement.

                  Section 11. Mandatory Conversion. In the event the Preferred Stock has not been converted three (3) years from the Closing Date, the Preferred Stock shall automatically be converted (and all dividends owed thereon shall be paid by the Company) as if the Subscribers voluntarily elected such conversion in accordance with the procedure, terms and conditions set forth in this Agreement.

                  Section 12. Registration or Exemption Requirements. Subscribers acknowledge and understand that the Securities may not be resold or otherwise transferred except in a transaction registered under the Act and any applicable state securities laws or unless an exemption from such registration is available. Subscribers understand that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

                  Section 13. Legend. The certificates representing the Securities shall be subject to a legend restricting transfer under the Act, such legend to be substantially as follows:

                  "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

                  The certificates representing these Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

                  Section 14. Stock Delivery Instructions. The Preferred Stock Certificate shall be delivered to Subscribers on a delivery versus payment basis as set forth in the Escrow Agreement.

                  Section 15. Closing Date. The date the Escrow Agent receives the Securities and the Purchase Price, and both the conditions set forth in Sections 16 and 17 and the terms and conditions of the Escrow Agreement (Exhibit C) herein are satisfied or waived shall be the Closing (the "Closing Date"), and all acts, deliveries and confirmations comprising the Closing Date regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing Date, and such acts, deliveries, or confirmations shall not be effective unless and until the last of same shall have occurred, and as shall be mutually agreed upon as to time and place.

                  Section 16. Conditions to the Company's Obligation to Sell. Subscribers understand that the Company's obligation to sell the Preferred Stock and Warrants are conditioned upon:

                           (i) The receipt and acceptance by the Company of this Subscription Agreement and all duly executed Exhibits thereto by an authorized officer of the Company;

                           (ii) Delivery into escrow by Subscribers of good cleared funds as payment in full for the purchase of the Securities;

                           (iii) All representations and warranties of the Subscribers contain herein shall remain true and correct as of the Closing Date;

                           (iv) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock and Warrants, or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Preferred Stock, Warrants, and the proposed issuance of the Common Stock underlying the Preferred Stock, and Warrants shall be legally permitted by all laws and regulations to which the Subscribers and the Company are subject; and

                           (v) The Certificate of Designation for the Preferred Stock shall have been filed with the Delaware Secretary of State.

                  Section 17. Conditions to Subscriber's Obligation to Purchase. The Company understands that Subscriber's obligation to purchase the Preferred Stock, and Warrant is conditioned upon:

                           (i) Acceptance by each of the Subscribers of a satisfactory Subscription Agreement and all duly executed Exhibits hereto for the sale of the Securities;

                           (ii)  Delivery of the original Securities as
         described herein;

                           (iii) All representations and warranties of the Company contained herein shall remain true and correct as of the Closing Dates;

                           (iv) Receipt of opinion of counsel and proof of a filed Certificate of Designation;

                           (v) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Preferred Stock, and Warrants, or shall have the availability of exemptions therefrom. At the Closing Date, the sale and issuance of the Preferred Stock, and Warrants shall be legally permitted by all laws and regulations to which the Company and Subscribers are subject;

                           (vi) The Company shall have obtained One Million ($1,000,000) Dollars in financing, and an unconditional binding commitment for an additional One

Million ($1,000,000) Dollars in financing from Clarion Finanz, AG, Aton Select Fund, Ltd, or its designees, due in no more than forty (45) days after the Closing Date; and

                           (vii) The Company shall have received an unqualified opinion from its auditors for the fiscal year ended December 31, 1997.

                  Section 18.  Miscellaneous.

                  18.1 Governing Law/Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                  18.2 Confidentiality. The Company and each of the Subscribers agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement (including the names of the Subscribers) or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party, including the names of the Subscribers (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

                  18.3 Facsimile/Counterparts/Entire Agreement. Except as otherwise stated herein, in lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document. This Agreement and Exhibits hereto constitute the entire agreement between the Subscriber and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by all parties.

                  18.4 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  18.5 Entire Agreement. This Agreement and Exhibits hereto constitute the entire agreement between the Subscribers and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by all parties.

                  18.6 Reliance by Company. The Subscribers represent to the Company that the representations and warranties of the Subscriber contained herein are complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with a private offering of securities.

                  18.7 Legal Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby except that the Company agrees to pay legal, escrow, and administrative fees of Twenty Five Thousand ($25,000) Dollars to Goldstein, Goldstein, & Reis, LLP.

                  18.8 Authorization. Each of the parties hereto represents that the individual executing this Agreement on its behalf has been duly and appropriately authorized to execute the Agreement.




                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, this Agreement was duly executed on the date first written below.

Agreed to and Accepted on
this 14th day of April 1998

SPATIALIZER AUDIO LABORATORIES, INC.


By                /s/
   ----------------------------------
  Title:  CEO                           CPR (USA) INC.


                                        By                  /s/
                                           -----------------------------------
                                            Name:
                                            Title:
                                        Executed this 14th day of April, 1998

                                        LIBERTYVIEW FUND, LLC


                                        By                  /s/
                                           -----------------------------------
                                            Name:
                                            Title:
                                        Executed this 14th day of April, 1998

                                        LIBERTYVIEW PLUS FUND


                                        By                  /s/
                                           -----------------------------------
                                            Name:
                                            Title:
                                        Executed this 14th day of April, 1998

                                   SCHEDULE A

                               LIST OF SUBSCRIBERS


      Subscriber                                   Number of            Number of           State of
Name and Address           Purchase Price      Preferred Shares      Warrant Shares       Origination
----------------           --------------      ----------------      --------------       -----------
CPR (USA) Inc.              $1,000,000              20,000               150,000           Delaware
Corp.
101 Hudson St., 37th Fl.
Jersey City, NJ  07302

LibertyView Plus Fund          800,000              16,000               120,000
Bermuda Corp.
Hemisphere House
9 Church Street
Hamilton, Bermuda HMDX

The LibertyView                200,000               4,000                30,000
Delaware LLC
  Fund, LLC
101 Hudson St., 37th Fl.
Jersey City, NJ  07302

THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY.


                         FORM OF STOCK PURCHASE WARRANT
                  To Purchase 450,000 Shares of Common Stock of

                      SPATIALIZER AUDIO LABORATORIES, INC.


                  THIS CERTIFIES that, for value received, _________ (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the date hereof and on or prior to April 15, 2001 (the "Termination Date") but not thereafter, to subscribe for and purchase from SPATIALIZER AUDIO LABORATORIES, INC., a Delaware corporation (the "Company"), _____ (___) shares of Common Stock (the "Warrant Shares"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be One Hundred Forty (140%) percent of the average closing bid prices of the Common Stock as quoted by Bloomberg, LP for the ten (10) trading days immediately preceding the Closing Date (as defined in the 7% Convertible Preferred Stock Series A Subscription Agreement dated April 15, 1998). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the 7% Convertible Preferred Stock Series A Subscription Agreement dated April 15, 1998, in the amount of Two Million ($2,000,000) Dollars (the "Agreement") between the Company and the Investors listed on Schedule A to the Agreement and is subject to its terms. Capitalized terms not otherwise defined herein shall have that meaning as set forth in the Agreement. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

                  1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder may be assigned, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

                  2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                  3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times one day after the date hereof, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 12 below, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

                  4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

                  5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                  1.       Restrictions on Transfer.

                  (a) This Warrant and any Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:
(i) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto, and then only against receipt of a duly executed Assignment for and the written agreement of such person to comply with the provisions of this Section 6(a) with respect to any resale or other disposition of such securities; or (ii) to any person upon delivery of a duly executed Assignment Form and a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

                  (b) Unless the Warrant Shares have been registered under the Act, or exempt from registration, upon exercise of any of the Warrant and the issuance of any of the Warrant Shares, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:

                  "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

                  The holder of the Warrant agrees and acknowledges that the Warrant is being purchased for the holder's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, pledge or resale to others or to fractionalization in whole or in part. The holder further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the holder will not sell, hypothecate or otherwise transfer the Warrant except in accordance with the Act thereunder and applicable state securities laws or unless, in the opinion of counsel for the holder acceptable to the Company, an exemption from the registration requirements of the Act and such laws is available.

                  7. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

                  8. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

                  9. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

                  10. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

                  11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

                  12.      Effect of Certain Events.

                  (a) If at any time the Company proposes to sell or otherwise convey all or substantially all of its assets, a sale in which the consideration to be received by the Company or its shareholders consists solely of cash, the Company shall give the holder of this Warrant thirty (30) days' notice of the proposed effective date of the transaction specifying that the Warrant shall terminate if the Warrant has not been exercised by the effective date of the transaction.

                  (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

                  (c) Registration Rights. The holder of this Warrant shall be granted registration rights for the Warrant Shares pursuant to a Registration Rights Agreement dated April 15, 1998.

                  13. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise

Price shall be subject to adjustment from time to time upon the happening of any of the following.

                  In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then, in such events, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this
Section 12 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  14. Voluntary Adjustment by the Company. The Company may at its discretion, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                  15. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

                  16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Nasdaq Small Cap Market or any domestic securities exchange upon which the Common Stock may be listed.

                  17.      Miscellaneous.

                  (a) Issue Date; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws and jurisdictions of New York and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules.

                  (b) Restrictions. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

                  (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof of the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.


Dated: April 15, 1998

                                         SPATIALIZER AUDIO LABORATORIES, INC.



                                         By:       /s/ Steven D. Gershick
                                           -----------------------------------
                                         Title: President and CEO

                               NOTICE OF EXERCISE


To:      Spatializer Audio Laboratories, Inc.


                  (1) The undersigned hereby elects to purchase shares of Common Stock of Spatializer Audio Laboratories, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

                  (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)

                           -------------------------------


Dated:

                                         ------------------------------
                                         Signature


NOTE: Signature must conform in all respects to holder's name as specified on the face of the attached warrant.

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                    Do not use this form to purchase shares.)



                  FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is


----------------------------------------------------------------------.


----------------------------------------------------------------------

                                           Dated:  ______________, 1998


                           Holder's Signature: _____________________________

                           Holder's Address:   _____________________________

                                               -----------------------------



Signature Guaranteed:  ___________________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT AND UNDER PROVISIONS OF APPLICABLE STATE SECURITIES LAWS.


                     7% CONVERTIBLE SERIES A PREFERRED STOCK
                             SUBSCRIPTION AGREEMENT

                      SPATIALIZER AUDIO LABORATORIES, INC.


         THIS AGREEMENT is executed in reliance upon the transaction exemption afforded by Regulation D as promulgated by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended (the "Act").

         This Agreement has been executed by the undersigned in connection with the private placement of the 7% Convertible Series A Preferred Stock (hereinafter referred to as the "Preferred Stock") of Spatializer Audio Laboratories, Inc. (Nasdaq Small Cap Stock Market symbol "SPAZ"), located at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California 91364, a corporation organized under the laws of Delaware, USA (hereinafter referred to as the "Company"). The terms on which the Preferred Stock may be converted into common stock of the Company, $0.01 par value per share,(the "Common Stock") and the other terms of the Preferred Stock are set forth in the Certificate of Designation of the 7% Convertible Preferred Stock Series A (Exhibit A annexed hereto). In addition, the Company will sell to the Subscribers listed on Schedule A annexed hereto (the "Subscribers" or "Purchasers"), a warrant (the "Warrant") to purchase One Hundred Fifty Thousand (150,000) shares of Common Stock of the Company for each One Million ($1,000,000) Dollars funded hereunder (such number of shares of Common Stock underlying the Warrants shall be pro rated for each subscription amount) and shall be exercisable for a period of three (3) years from the Closing Date (as defined herein), as per the terms of a separate Stock Purchase Warrant (Exhibit B annexed hereto). This Subscription and, if accepted by the Company, the offer and sale of the Preferred Stock, Warrants and the Common Stock underlying the Warrant and Preferred Stock (collectively the "Securities"), are being made in reliance upon the provisions of Regulation D under the Act.

         The Closing Date shall be determined in accordance with Sections 1.1 and 15 herein.

         Aton Select Fund, Ltd., the Subscriber listed on Schedule A annexed hereto ("Subscriber") hereby represents and warrants to, and agrees with the Company as follows:

         Section 1.        Agreement to Subscribe; Purchase Price.

                  1.1 Closing. The Company will sell and the Subscriber will buy, in reliance upon the representations and warranties of the Company and Subscriber contained in this Agreement, upon the terms and conditions hereinafter set forth, Twenty Thousand (20,000) shares of Preferred Stock for an aggregate purchase price of One Million ($1,000,000) U.S. Dollars based on U.S. $50.00 per share (the "Purchase Price"). Dividends will accrue and be paid at the rate of seven (7%) percent on the Preferred Stock until the Preferred Stock has been converted, and all accrued dividends thereon shall be payable in Common Stock of the Company or in cash at the time of conversion at the option of the Company. Dividends shall be calculated at the Conversion Price (as hereinafter defined) on the Conversion Date (as hereinafter defined) when converted.

                  1.2 Form of Payment. The Subscriber shall pay the Purchase Price by delivering good funds in United States Dollars by wire transfer to the Company against delivery of the original Preferred Stock and Warrants as payment in full for the Securities.

         Section 2.        Representations and Warranties of the Subscriber.
Subscriber acknowledges, represents, warrants and agrees as follows:

                  2.1 Organization and Authorization. The Subscriber is duly incorporated or organized and validly existing in the state or country of its incorporation or organization and has all requisite power and authority to purchase and hold the Securities. The decision to invest and the execution and delivery of this Agreement by the Subscriber, the performance by the Subscriber of its obligations hereunder and the consummation by the Subscriber of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Subscriber. The undersigned has all right, power and authority to execute and deliver this Agreement. This Agreement has been duly executed and delivered by the Subscriber and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

                  2.2 Evaluation of Risks. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. Subscriber recognizes that its investment in the Company involves a high degree of risk and it can afford the complete loss of its investment.

                  2.3 Independent Counsel. Subscriber acknowledges that it has been advised to consult with its own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the Securities.

                  2.4 Disclosure Documentation. Subscriber has received and reviewed copies of the Company's reports filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Act, including its 10-Ks, 10-Qs, 8-K's, and registration statements, filed by the Company since March 1, 1997, and the draft of the Company's Form 10-K for the period ended December 31, 1998 (which the Company represents will be filed on or About April 15, 1998) (collectively, the "Reports"). Except for the Reports, the Subscriber is not relying on any other information relating to the offer and sale of the Securities. Subscriber acknowledges that the Company has offered to make available any additional public information that the Subscriber may reasonably request, including technical information, and other material information about the Company and Subscriber has been offered Company's full and unconditional cooperation in making such information available to Subscriber and acknowledges that the Company has recommended that the Subscriber request and review such information prior to making an investment decision. No oral or written representations have been made, or oral or written information furnished to the Subscriber or its advisors, if any, in connection with the offering of the Securities which were or are in any way inconsistent with the Reports.

                  2.5 Opportunity to Ask Questions. Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Company and the offering, and all such questions, if any, have been answered to the full satisfaction of the Subscriber.

                  2.6 Reports Constitute Sole Representations. Except as set forth in the Reports, no representations or warranties have been made to Subscriber by (a) the Company or any agent, employee or affiliate of the Company or (b) any other person, and in entering into this transaction Subscriber is not relying upon any information, other than that contained in the Reports and the results of independent investigation by Subscriber.

                  2.7 Subscriber is an Accredited Investor. The Subscriber is an "Accredited Investor" as defined below and represents and warrants it is included within one or more of the following categories of "Accredited Investors."

                           (i) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan associated or other institution as defined in Section 3(a)(5)A of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to

                                    Section 15 of the 1934 Act; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in
                                    Section 2(a)(48) of that Act; any Small
                                    Business Investment Company licensed by the U.S. Small Business Administration under
                                    Section 301(c) or (d) of the Small Business
                                    Act of 1958; any plan established and
                                    maintained by a state, its political
                                    subdivisions, or any agency or
                                    instrumentality of a state or its political subdivision, for the benefits of its employees if such plan has total assets in excess of $5,000,000; and employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                           (ii) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                           (iii) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                           (iv) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

                           (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                           (vi) Any natural person who had an individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching that same income level in the current year;

                           (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Act;

                           (viii) Any entity in which all of the equity owners are accredited investors; and

                           (ix) Any self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Act.

                  2.8 No Registration, Review or Approval. Subscriber acknowledges and understands that the limited private offering and sale of Securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state. Subscriber acknowledges, understands and agrees that the Securities are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Act pursuant to
Section 3(b) or Section 4(2) of such Act and Regulation D promulgated under such Act, and (ii) a similar exemption to the registration provisions of applicable state securities laws. Subscriber understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Securities.

                  2.9 Investment Intent. Without limiting its ability to resell the Securities pursuant to an effective registration statement, Subscriber is acquiring the Securities solely for its own account and not with a view to the distribution, assignment or resale to others. Subscriber understands and agrees that it may bear the economic risk of its investment in the Securities for an indefinite period of time.

                  2.10 No Advertisements. The Subscriber is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

                  2.11 Registration Rights. The parties have entered into a Registration Rights Agreement (Exhibit D).

         Section 3. Representations and Warranties of the Company. For so long as any Securities held by the Subscriber remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

                  3.1 Organization/Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

                  3.2 Accuracy of Reports and Information. The Company is in compliance, to the extent applicable, with all reporting obligations under either Section 12(b), 12(g) or 15(d) of the 1934 Act, and shall maintain such status on a timely basis. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act and the Common Stock is listed and trades on the NASDAQ Small Cap Stock Market.

                  The Company has filed all material required to be filed pursuant to all reporting obligations, under either Section 13(a) or 15(d) of the 1934 Act for a period of at least twelve (12) months immediately preceding the offer and sale of the Securities (or for such shorter period that the Company has been required to file such material).

                  3.3 SEC Filings/Full Disclosure. For a period of at least twelve (12) months immediately preceding this offer and sale, or such shorter period that the Company has been required to file such Reports as defined herein, to the best of the Company's knowledge (i) none of the Company's filings with the Securities and Exchange Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Company has timely filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

                  There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been publicly disclosed by the Company or disclosed in writing to the Subscriber which (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on earnings, business affairs, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

                  3.4 Authorization. The Company has all requisite corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in this Agreement. Upon their issuance and delivery pursuant to this Agreement, the Securities will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the Securities will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

                  3.5 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, Stockholders Agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets and which would have a material adverse effect on the Company's business and financial condition.

                  3.6 No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Reports, this Agreement or those incurred in the ordinary course of the Company's business since March 1, 1997, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

                  3.7 No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this

Agreement, including the conversion or exercise provision of the Securities, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Certificate of Incorporation or by-laws of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock.

                  3.8 Absence of Events of Default. Except as set forth in the Reports and this Agreement, no default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become a default, has occurred and is continuing, which would have a material adverse effect on the Company's business, properties, prospects, condition (financial or otherwise) or results of operations.

                  3.9 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except as may be required by applicable securities laws.

                  3.10 Intellectual Property Rights. Except as disclosed in the Reports, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the Reports. To the Company's knowledge, and except as disclosed in the Reports, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the business or financial condition of the Company.

                  3.11 Material Contracts. Except as set forth in the Reports, the agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect, and the Company is not in material breach or material default under any of such agreements.

                  3.12 Litigation. Except as disclosed in the Reports, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company. The

Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  3.13 Title to Assets. Except as set forth in Reports, the Company has good and marketable title to all properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

                  3.14 Subsidiaries. Except as disclosed in the Reports, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

                  3.15 Required Governmental Permits. The Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

                  3.16 Listing. The Company will use its best efforts to maintain the listing of its Common Stock on the Nasdaq Small Cap Stock Market or other organized United States market or quotation system with exception to the provisions of Section 10 below. The Company has not received any notice, oral or written, regarding continued listing and, as long as the Preferred Stock and Warrants are outstanding, the Company will take no action which would impact their continued listing or eligibility of the Company for such listing. However, the Company represents that as of the date hereof it does not meet the net asset value or market capitalization requirements of the Nasdaq Stock Market.

                  3.17 Other Outstanding Securities/Financing Restrictions. Except as disclosed in the Reports, the Company has no outstanding restricted shares, or shares of Common Stock sold under Regulation S, Regulation D or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock.

                  3.18 Registration Alternative. The Company covenants and agrees that for so long as any of the Common Stock issuable upon conversion of the Preferred Stock or exercise of the Warrants, remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Act, the Company shall permit resales of the underlying Common Stock pursuant to Rule 144 under the Act. The Company and the Subscriber shall provide the Transfer Agent any and all papers necessary to complete the transfer under Rule 144, including, but not limited to, opinions of counsel to the Transfer Agent, and the Company shall continue to file all material required to be filed pursuant to Sections 13(a) or 15(d) of the 1934 Act.

                  3.19 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.01 par value per share, of which 21,423,345 were outstanding as of March 20, 1998, 1,000,000 shares of Preferred Stock, $0.01 par value per share, none of which were outstanding prior to the date of this Agreement. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

                  3.20 Dilution. The Company is aware and acknowledges that conversion of the Preferred Stock, and/or exercise of the Warrant, would cause dilution to existing stockholders and could significantly increase the outstanding number of shares of Common Stock.

         Section 4. Further Representations and Warranties of the Company. For so long as any Securities held by the Subscriber remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

                           (i) It will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion in full of all of the outstanding Securities.

                           (ii) It will maintain the listing of its Common Stock on either the Nasdaq Small Cap Stock Market or Nasdaq National Market, or the successors thereto.

                           (iii) It will permit the Subscriber to exercise its right to convert the Preferred Stock and/or exercise the Warrants by telecopying an executed and completed Notice of Conversion and/or Notice of Exercise to the Company and delivering the original Notice of Conversion and/or original Notice of Exercise and the certificate representing the Preferred Stock and/or the original Warrant to the Company by express courier. Each business date on which a Notice of Conversion and/or Notice of Exercise is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a "Conversion Date" and/or "Exercise Date". The Company will transmit the certificates representing shares of Common Stock issuable upon conversion of any Preferred Stock and/or exercise of any Warrants (together with the certificates representing the Preferred Stock not so converted and/or Warrants not so exercised) to the Subscriber via express courier, by electronic transfer or otherwise within three business days after the Conversion Date and/or Exercise Date if the Company has received the original

                                    Notice of Conversion and Preferred Stock certificate being so converted and/or the original Notice of Exercise and Warrant being exercised by such date. In addition to any other remedies which may be available to the Subscriber, in the event that the Company fails to effect delivery of such shares of Common Stock within such three business day period, the Subscriber will be entitled to revoke the relevant Notice of Conversion and/or Notice of Exercise by delivering a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion and/or Notice of Exercise. The Notice of Conversion and Preferred Stock and/or the Notice of Exercise and Warrant representing the portion of the Preferred Stock converted and/or Warrant exercised shall be delivered as follows:

                  To the Company:

                           Spatializer Audio Laboratories, Inc.
                           20700 Ventura Boulevard, Suite 134
                           Woodland Hills, CA 91364-2357
                           Fax: (818) 227-9750
                           Attn:    President

                  Section 5. Opinion of Counsel. Subscriber shall, upon the Closing, receive an opinion from counsel to the Company subject to reasonable and customary limitations and qualifications to the effect that:

                           (i) The Company is duly incorporated and validly existing under the laws and jurisdiction of its incorporation. The Company and/or its subsidiaries are duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company and/or its subsidiaries owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business.

                           (ii) Except as set forth in the Reports, there is no action, proceeding or investigation pending, or threatened against the Company which might result, either individually or in the aggregate, in any material adverse change in the business or financial condition of the Company.

                           (iii) Except as set forth in the Reports, and without an independent investigation, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                           (iv) Except as set forth in the Reports, there is no action, suit, proceeding or investigation by the Company currently pending, other than licensing agreement audits performed in the ordinary course of business.

                           (v) The Preferred Stock, which shall be issued at the Closing, will be duly authorized and validly issued under the laws of the Company's State of Incorporation.

                           (vi) This Subscription Agreement, the issuance of the Preferred Stock and Warrants, and the issuance of Common Stock, upon conversion of the Preferred Stock and/or exercise of the Warrants, have been duly approved by all required corporate action and that all such securities, upon delivery, shall be validly issued and outstanding, fully paid and nonassessable.

                           (vii) The issuance of the Securities will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed, except that the parties acknowledge that the issuance of more than 4,284,669 shares of Common Stock to the Subscriber and other parties to the offering may require stockholder approval under the governance standards of Nasdaq.

                           (viii) Assuming the accuracy of the representation and warranties of the Company and the Subscriber set forth in this Subscription Agreement, the offer, issuance and sale of the Preferred Stock, Warrants and shares of Common Stock to be issued upon exercise and/or conversion to the Subscriber pursuant to this Agreement are exempt from the registration requirements of the Act.

                           (ix) As more specifically described in the Reports, and as certified by the Company's transfer agent, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock,

                                    $0.01 par value per share, of which
                                    21,423,345 were outstanding as of March 20, 1998 and 1,000,000 shares of Preferred Stock, $0.01 par value per share, none of which were outstanding prior to the date of this Agreement.

                           (x)      The Common Stock is registered pursuant to
                                    Section 12(b) or Section 12(g) of the 1934
                                    Act and to the best of Counsel's knowledge without an independent investigation the Company has timely filed all the material required to be filed pursuant to Sections 13(a) or 15(d) of such Act for a period of at least twelve months preceding the date hereof.

                           (xi) The Company has the requisite corporate power and authority to enter into the Agreements and to sell and deliver the Securities and the Common Stock to be issued upon the conversion of the Securities as described in this Agreement; the Agreement has been duly and validly authorized by all necessary corporate action by the Company, to the best of our knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Agreements by the Company or the consummation of the transactions contemplated thereby; the Agreement has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, and except as to compliance with federal, state and foreign securities laws, as to which no opinion is expressed.

                           (xii) After due inquiry, the execution, delivery and performance of the Agreements by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-Laws,
                                    (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable statute or regulation, (iv) or any judgment, decree or other of any court or governmental body having jurisdiction over the Company or any of its property.

         Section 6. Opinion of Counsel Upon Conversion. The Company will obtain for the Subscriber, at the Company's expense, any and all opinions of counsel which may be reasonably required in order to convert the Preferred Stock, including, but not limited to, obtaining for the Subscriber an opinion of counsel, subject only to receipt of a Notice of Conversion in the form of Exhibit C and receipt by Counsel of such representations, warranties, and documents as are determined to be necessary to comply with applicable securities laws, duly executed by the Subscriber which shall be satisfactory to the Transfer Agent, directing the Transfer Agent to remove the legend from the certificate.

         Section 7. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Securities to the public without registration, the Company agrees to:

                           (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date on which the Company becomes subject to the reporting requirements of the Act or the 1934 Act;

                           (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

                           (iii) furnish to the Subscriber forthwith, upon request, a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Act and the 1934 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Subscriber may reasonably request in availing itself of any rule or regulation of the SEC allowing the Subscriber to sell any such Securities without registration.

         Section 8. Representations and Warranties of the Company and Subscriber. The Subscriber and the Company represent to the other the following with respect to itself:

                  8.1 Subscription Agreement. The Subscription Agreement has been duly authorized, validly executed and delivered on behalf of the Company and the Subscriber and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

                  8.2 No-Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Certificate of Incorporation, and any amendments thereto, Bylaws and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets.

                  8.3 Approvals. Neither the Company nor the Subscriber is aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Securities.

                  8.4 Indemnification. The Company and the Subscriber agree to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

                  8.5 Transfer Restrictions/Conversion Holding Period. Refer to Certificate of Designation (Exhibit A).

                  8.6 Right of First Refusal. In the event the Company wishes to obtain further financing in the form of any discounted or reset convertible securities convertible into Common Stock within one (1) year following the Closing Date, the Subscriber or Clarion Finanz A.G. or its designee shall have the right of to provide up to Two Million ($2,000,000) Dollars in financing (in the form of convertible securities) within sixty (60) days after the Closing Date.

                  8.7 Subsidiary Financing. The Subscriber or Clarion Finanz A.G. or its designee shall have the right to invest up to Two Million ($2,000,000) Dollars (pro rata) in the Company's subsidiary, MultiDisc Technologies, Inc. ("MultiDisc"), as follows:

                           (i) for a period of ninety (90) days following the Closing Date assuming a pre-investment valuation of MultiDisc of Twelve Million ($12,000,000) Dollars; or

                           (ii) in the event MultiDisc wishes to obtain debt or equity financing within one (1) year following the Closing Date, the Subscriber shall have the right to participate in such offering (up to Two Million ($2,000,000) Dollars) and shall have ten (10) business days to reply in writing after receipt of written notice of such offering from the Company.


         Section 9. Restrictions on Conversion of Preferred Stock. The Subscriber acknowledges any Securities issued hereunder to it or to Clarion Finanz A.G. or it designee will not be convertible into shares of Common Stock at any time prior to six (6) months after the effective date of the Registration Statement (as more fully set forth in the Registration Rights Agreement).

         Section 10. Mandatory Conversion. In the event the Preferred Stock has not been converted three (3) years from the Closing Date, the Preferred Stock shall automatically be converted (and all dividends owed thereon shall be paid by the Company) as if the Subscriber voluntarily elected such conversion in accordance with the procedure, terms and conditions set forth in this Agreement.

         Section 11. Registration or Exemption Requirements. Subscriber acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Act and any applicable state securities laws or unless an exemption from such registration is available. Subscriber understands that the Securities will be imprinted with a legend that prohibits the transfer of the Securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

         Section 12.       Legend.

                           (a) The certificates representing the Securities shall be subject to a legend restricting transfer under the Act such legend to be substantially as follows:

                  "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

                  The certificates representing these Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

         Section 13. Stock Delivery Instructions. The Preferred Stock Certificate shall be delivered to Subscriber on a delivery versus payment basis as set forth in the Escrow Agreement.

         Section 14. Closing Date. Closing Date hereunder shall be April 15, 1998, or such other date on which the terms and conditions hereof are satisfied (the "Closing Date"), and all acts, deliveries and confirmations comprising the Closing Date regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously, and such acts, deliveries, or confirmations shall not be effective unless and until the last of same shall have occurred, and as shall be mutually agreed upon as to time and place.

         Section 15. Conditions to the Company's Obligation to Sell. Subscriber understands that the Company's obligation to sell the Preferred Stock and Warrants are conditioned upon:

                           (i) The receipt and acceptance by the Company of this Subscription Agreement and all duly executed Exhibits thereto by an authorized officer of the Company;

                           (ii) Delivery by Subscriber of good cleared funds as payment in full for the purchase of the Securities;

                           (iii) All representations and warranties of the Subscriber contain herein shall remain true and correct as of the Closing Date;

                           (iv) The sale and issuance of the Preferred Stock, Warrants, and the proposed issuance of the Common Stock underlying the Preferred Stock, and Warrants shall be legally permitted by all laws and regulations to which the Subscriber and the Company are subject; and

                           (v) The Certificate of Designation for the Preferred Stock shall have been filed with the Delaware Secretary of State.

         Section 16. Conditions to Subscriber's Obligation to Purchase. The Company understands that Subscriber's obligation to purchase the Preferred Stock, and Warrant is conditioned upon:

                           (i)      Acceptance by the Subscriber of a
                                    satisfactory Subscription Agreement and all duly executed Exhibits hereto for the sale of the Securities;

                           (ii) Delivery of the original Securities as described herein;

                           (iii) All representations and warranties of the Company contained herein shall remain true and correct as of the Closing Dates;

                           (iv) Receipt of opinion of counsel and proof of a filed Certificate of Designation;

                           (v) At the Closing Date, the sale and issuance of the Preferred Stock, and Warrants shall be legally permitted by all laws and regulations to which the Company and Subscriber are subject; and

                           (vi)     The Company shall have received an
                                    unqualified opinion from its auditors for the fiscal year ended December 31, 1997.

         Section 17.       Miscellaneous.

                  17.1 Governing Law/Jurisdiction. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of California or the state courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                  17.2 Confidentiality. The Company and the Subscriber agree to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law. If for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party, except information publicly available or in such party's domain prior to the date hereof, and except as required by court order and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

                  17.3 Facsimile/Counterparts/Entire Agreement. Except as otherwise stated herein, in lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts which shall be considered an original document and which together shall be considered a complete document. This Agreement and Exhibits hereto constitute the entire agreement between the Subscriber and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by all parties.

                  17.4 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  17.5 Entire Agreement. This Agreement and Exhibits hereto constitute the entire agreement between the Subscriber and the Company with respect to the subject matter hereof. This Agreement may be amended only by a writing executed by all parties.

                  17.6 Reliance by Company. The Subscriber represents to the Company that the representations and warranties of the Subscriber contained herein are complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with a private offering of securities.

                  17.7 Legal Fees and Expenses. Each of the parties shall pay its own fees and expenses (including the fees of any accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

                  17.8 Authorization. Each of the parties hereto represents that the individual executing this Agreement on its behalf has been duly and appropriately authorized to execute the Agreement.

                  IN WITNESS WHEREOF, this Agreement was duly executed on the date first written below.


Agreed to and Accepted on
this 14th day of April 1998

Spatializer Audio Laboratories, Inc.


By  /s/ Steven D. Gershick
   ------------------------------------
  Title:    President and CEO
                                           Aton Select Fund, Ltd.

                                           By   /s/ Dr. Werner Keicher
                                              ---------------------------------
                                                      Title: Director
                                           Executed this 15th day of April, 1998

                                   SCHEDULE A


      Subscriber                                                 Number of                 Number of
Name and Address                    Purchase Price            Preferred Shares              Warrants
----------------                    --------------            ----------------             ---------
Aton Select Fund, Ltd.              US $50.00                      20,000                   150,000
c/o or Clarion Finanz A.G.
Seefeldstrasse 214
8034, Zurich, Switzerland
Attn:    Jan Barcikowski

THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY.


                             STOCK PURCHASE WARRANT
                  To Purchase 150,000 Shares of Common Stock of

                      SPATIALIZER AUDIO LABORATORIES, INC.


                  THIS CERTIFIES that, for value received, Aton Select Fund, Ltd. (the "Investor"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the date hereof and on or prior to April 15, 2001 (the "Termination Date") but not thereafter, to subscribe for and purchase from Spatializer Audio Laboratories, Inc., a Delaware corporation (the "Company"), One Hundred Fifty Thousand (150,000) shares of Common Stock (the "Warrant Shares"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be One Hundred Forty (140%) percent of the average closing bid prices of the Common Stock as quoted by Bloomberg, LP for the ten (10) trading days immediately preceding the Closing Date (as defined in the 7% Convertible Preferred Stock Series A Subscription Agreement dated on or about April 14, 1998). The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued in connection with the 7% Convertible Preferred Stock Series A Subscription Agreement dated on or about April 14, 1998, in the amount of One Million ($1,000,000) Dollars (the "Agreement") between the Company and the Investor and is subject to its terms. Capitalized terms not otherwise defined herein shall have that meaning as set forth in the Agreement. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

                  1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder may be assigned, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

                  2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                  3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times one day after the date hereof, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 12 below, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

                  4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

                  5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                  6.       Restrictions on Transfer.

                  (a) This Warrant and any Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:
(i) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto, and then only against receipt of a duly executed Assignment for and the written agreement of such person to comply with the provisions of this
Section 6(a) with respect to any resale or other disposition of such securities; or (ii) to any person upon delivery of a duly executed Assignment Form and a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

                  (b) Unless the Warrant Shares have been registered under the Act, or exempt from registration, upon exercise of any of the Warrant and the issuance of any of the Warrant Shares, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:

                  "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

                  The holder of the Warrant agrees and acknowledges that the Warrant is being purchased for the holder's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, pledge or resale to others or to fractionalization in whole or in part. The holder further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the holder will not sell, hypothecate or otherwise transfer the Warrant except in accordance with the Act thereunder and applicable state securities laws or unless, in the opinion of counsel for the holder acceptable to the Company, an exemption from the registration requirements of the Act and such laws is available.

                  7. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

                  8. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

                  9. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

                  10. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

                  11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

                  12.      Effect of Certain Events.

                  (a) If at any time the Company proposes to sell or otherwise convey all or substantially all of its assets, a sale in which the consideration to be received by the Company or its shareholders consists solely of cash, the Company shall give the holder of this Warrant thirty (30) days' notice of the proposed effective date of the transaction specifying that the Warrant shall terminate if the Warrant has not been exercised by the effective date of the transaction.

                  (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

                  (c) Registration Rights. The holder of this Warrant shall be granted registration rights for the Warrant Shares pursuant to a Registration Rights Agreement dated April 14, 1998.

                  13. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

                  In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then, in such events, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this Section 12 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  14. Voluntary Adjustment by the Company. The Company may at its discretion, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                  15. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

                  16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Nasdaq Small Cap Market or any domestic securities exchange upon which the Common Stock may be listed.

                  17.      Miscellaneous.

                  (a) Issue Date; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws and jurisdiction of California and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules.

                  (b) Restrictions. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

                  (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof of the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.



                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.


Dated: April 14, 1998

                                          Spatializer Audio Laboratories, Inc.



                                          By:      /s/ Steven D. Gershick
                                            -----------------------------------
                                          Title:  President and CEO

                               NOTICE OF EXERCISE


To:      Spatializer Audio Laboratories, Inc.


                  (1) The undersigned hereby elects to purchase shares of Common Stock of Spatializer Audio Laboratories, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

                  (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)

                           -------------------------------


Dated:

                                         ------------------------------
                                         Signature


NOTE: Signature must conform in all respects to holder's name as specified on the face of the attached warrant.

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                    Do not use this form to purchase shares.)



                  FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is


---------------------------------------------------------------.



---------------------------------------------------------------

                                          Dated:  ______________, 1998


                           Holder's Signature:    _____________________________

                           Holder's Address:      _____________________________

                                                  -----------------------------



Signature Guaranteed:  ___________________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY.


                             STOCK PURCHASE WARRANT
                  To Purchase 100,000 Shares of Common Stock of

                      SPATIALIZER AUDIO LABORATORIES, INC.


                  THIS CERTIFIES that, for value received, CARDINAL CAPITAL MANAGEMENT, INC. ("Cardinal"), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the date hereof and on or prior to April 15, 2001 (the "Termination Date") but not thereafter, to subscribe for and purchase from SPATIALIZER AUDIO LABORATORIES, INC., a Delaware corporation (the "Company"), One Hundred Thousand (100,000) shares of Common Stock (the "Warrant Shares"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be One Hundred Twenty (120%) percent of the average closing bid prices of the Common Stock as quoted by Bloomberg, LP for the ten (10) trading days immediately preceding April 15, 1998. The Exercise Price and the number of shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. This Warrant is being issued to Cardinal as compensation for its services in arranging the 7% Convertible Preferred Stock Series A Subscription Agreement dated April 15, 1998, in the amount of Two Million ($2,000,000) Dollars (the "Agreement") between the Company and certain institutional investors. Capitalized terms not otherwise defined herein shall have that meaning as set forth in the Agreement. In the event of any conflict between the terms of this Warrant and the Agreement, the Agreement shall control.

                  1. Title of Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Warrant and all rights hereunder may be assigned, in whole or in part, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

                  2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).


NOTE: A placement agent Warrant exercisable for 50,000 shares of Common Stock on the same term was issued to Clarion Finanz AG

                  3. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made at any time or times one day after the date hereof, in whole or in part, before the close of business on the Termination Date, or such earlier date on which this Warrant may terminate as provided in paragraph 12 below, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased; whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares of Common Stock so purchased. Certificates for shares purchased hereunder shall be delivered to the holder hereof within five business days after the date on which this Warrant shall have been exercised as aforesaid. Payment of the Exercise Price of the shares may be by certified check or cashier's check or by wire transfer to an account designated by the Company in an amount equal to the Exercise Price multiplied by the number of shares being purchased.

                  4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

                  5. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                  1.       Restrictions on Transfer.

                  (a) This Warrant and any Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:
(i) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto, and then only against receipt of a duly executed Assignment for and the written agreement of such person to comply with the provisions of this
Section 6(a) with respect to any resale or other disposition of such securities; or (ii) to any person upon delivery of a duly executed Assignment Form and a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

                  (b) Unless the Warrant Shares have been registered under the Act, or exempt from registration, upon exercise of any of the Warrant and the issuance of any of the Warrant

Shares, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:

                  "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE OFFERED OR SOLD OR TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT WHICH, EXCEPT IN THE CASE OF AN EXEMPTION PURSUANT TO RULE 144 UNDER SAID ACT, IS CONFIRMED IN A LEGAL OPINION SATISFACTORY TO THE COMPANY."

                  The holder of the Warrant agrees and acknowledges that the Warrant is being purchased for the holder's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, pledge or resale to others or to fractionalization in whole or in part. The holder further represents, warrants and agrees as follows: no other person has or will have a direct or indirect beneficial interest in this Warrant and the holder will not sell, hypothecate or otherwise transfer the Warrant except in accordance with the Act thereunder and applicable state securities laws or unless, in the opinion of counsel for the holder acceptable to the Company, an exemption from the registration requirements of the Act and such laws is available.

                  7. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

                  8. No Rights as Shareholder until Exercise. This Warrant does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise thereof. If, however, at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

                  9. Assignment and Transfer of Warrant. This Warrant may be assigned by the surrender of this Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Act, or (ii) in a transaction pursuant to an exemption, if available, from such registration and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Warrant to the effect that the transaction is so exempt.

                  10. Loss, Theft, Destruction or Mutilation of Warrant. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

                  11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

                  12.      Effect of Certain Events.

                  (a) If at any time the Company proposes to sell or otherwise convey all or substantially all of its assets, a sale in which the consideration to be received by the Company or its shareholders consists solely of cash, the Company shall give the holder of this Warrant thirty (30) days' notice of the proposed effective date of the transaction specifying that the Warrant shall terminate if the Warrant has not been exercised by the effective date of the transaction.

                  (b) In case the Company shall at any time effect a Sale or Merger Transaction in which the consideration to be received by the Company or its shareholders consists in part of consideration other than cash, the holder of this Warrant shall have the right thereafter to purchase, by exercise of this Warrant and payment of the aggregate Exercise Price in effect immediately prior to such action, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Warrant been exercised immediately prior thereto.

                  (c) Registration Rights. The holder of this Warrant shall be granted registration rights for the Warrant Shares pursuant to a Registration Rights Agreement dated April 15, 1998.

                  13. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.

                  In case the Company shall (i) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then, in such events, the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. An adjustment made pursuant to this Section 12 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  14. Voluntary Adjustment by the Company. The Company may at its discretion, at any time during the term of this Warrant, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                  15. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the holder of this Warrant notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth computation by which such adjustment was made. Such notice, in absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

                  16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Nasdaq Small Cap Market or any domestic securities exchange upon which the Common Stock may be listed.

                  17.      Miscellaneous.

                  (a) Issue Date; Jurisdiction. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws and jurisdictions of New York and for all purposes shall be construed in accordance with and governed by the laws of said state without regard to its conflict of law, principles or rules.

                  (b) Restrictions. The holder hereof acknowledges that the Common Stock acquired upon the exercise of this Warrant, if not registered, may have restrictions upon its resale imposed by state and federal securities laws.

                  (c) Modification and Waiver. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the holders hereof of the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.


Dated: April 15, 1998

                                          SPATIALIZER AUDIO LABORATORIES, INC.



                                          By:
                                          Title:_______________________________

                               NOTICE OF EXERCISE


To:      Spatializer Audio Laboratories, Inc.


                  (1) The undersigned hereby elects to purchase shares of Common Stock of Spatializer Audio Laboratories, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

                  (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



                           -------------------------------
                           (Name)

                           -------------------------------
                           (Address)
                           -------------------------------


Dated:

                                          ------------------------------
                                          Signature


NOTE: Signature must conform in all respects to holder's name as specified on the face of the attached warrant.

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                    Do not use this form to purchase shares.)



                  FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

---------------------------------------------------------------.



---------------------------------------------------------------

                                              Dated:  ______________, 1998


                           Holder's Signature:  _____________________________

                           Holder's Address:    _____________________________

                                                -----------------------------



Signature Guaranteed:  ___________________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT, dated the 15th day of April, 1998, between the entities listed on Schedules A (the "Subscribers" or the "Holders"), issued pursuant to the 7% Convertible Preferred Stock Series A Subscription Agreement of even date herewith (the "Subscription Agreement"), and SPATIALIZER AUDIO LABORATORIES, INC., a Delaware corporation having its principal place of business at 20700 Ventura Boulevard, Suite 134, Woodland Hills, CA 91364 (the "Company").

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holders are purchasing from the Company, pursuant to the Subscription Agreement an aggregate of Forty Thousand (40,000) shares of Preferred Stock, and a Warrant to purchase an aggregate of Three Hundred Thousand (300,000) shares of Common Stock. The shares of Common Stock of the Company underlying the Preferred Stock are referred to as the "Conversion Shares", and the shares of Common Stock of the Company underlying the Warrants are referred to as the "Warrant Shares" (capitalized terms defined in the Subscription Agreement and not otherwise defined herein have the meanings specified in the Subscription Agreement); and

                  WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein.

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  Section 1. Registrable Securities. As used herein the term Registrable Securities means the Conversion Shares, and the Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the Securities Act) and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144, or (iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Security as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

                  Section 2. Restrictions on Transfer. The Holders acknowledge and understand that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The Holders understand that no disposition or transfer of the Securities may be made by Holder in the absence of (i) an opinion of counsel reasonably satisfactory to the Company that such transfer may be made or (ii) a registration statement under the Securities Act is then in effect with respect thereto.

                  Section 3.  Registration Rights.

                  (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("SEC"), within thirty (30) days after the Closing Date, a registration statement on Form S-3 (the "Registration Statement"), or in the event more than on Registration Statement is required to be filed to include such items as newly authorized shares of Common Stock, such further Registration Statement shall be filed within thirty (30) days after the issuance of such newly authorized shares of Common Stock or other event, as the case may be. In the event that such Registration Statement is not effective within ninety (90) days after its filing, the the liquidated damages in Section 3(e) shall apply. All Registration Statements required to be filed hereunder shall be prepared and filed at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit resale of the Registrable Securities under the Securities Act, provided, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 3(a) in any jurisdiction in which the Company would be required to qualify as a dealer in securities, under the securities or blue sky laws of such jurisdiction.

                  The Company agrees that it will cause the Registration Statement to become effective within ninety (90) days after the Closing Date. The number of Registrable Securities to be registered shall be two hundred (200%) percent of the number of shares that would be required if all of the Registrable Securities were converted in accordance with the Certificate of Designation, on a date which is five (5) business days prior to the filing of the Registration Statement.

                  (b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 hereof current under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date that the Registrable Securities may be sold under the provisions of Rule 144 or
(iii) three (3) years after the effective date of the Registration Statement.

                  (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under Section 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holders shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and all of other the fees and expenses of such registration, including of its counsel and such other expenses as are necessary to qualify the sale of Securities in compliance with any state Blue Sky laws. The Company shall use its best efforts to qualify any of the securities for sale in such states as such Holders reasonably designates and shall furnish indemnification in the manner provided in Section 9 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holders with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holders.

                  (d) The Company shall not be required by this Section 3 to include Holder's Registrable Securities in the Amended Registration Statement which is to be filed if, in the opinion of counsel for both the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not restricted securities, as defined in Rule 144 under the Securities Act.

                  (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed by the Company by the thirtieth (30th) day after the Closing Date, or if the Registration Statement is not declared effective by the SEC by the ninetieth (90th) day after the Closing Date (the Effective Date), then the Company will pay, in cash, to the Holders on a pro-rata basis by wire transfer, as liquidated damages for such failure and not as a penalty, two (2%) percent of the principal amount of the Securities each month thereafter until the Registration Statement has been filed and/or declared effective. The liquidated damages shall be payable within five (5) calendar days of written demand by the Holder.

                  If the Company does not remit the damages to the Holder as set forth above, the Company will pay the to the Holders the reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Such payment shall be made to the Holders in cash immediately if the registration of the Securities are not effected; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. The registration of the Securities pursuant to this provision shall not affect or limit Holder's other rights or remedies as set forth in this Agreement.

                  (f) No provision contained herein shall preclude the Company from selling securities pursuant to any registration statement in which it is required to include Registrable Securities pursuant to this Section 3.

                  Section 4. Cooperation with Company. Holders will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

                  Section 5. Registration Procedures. Whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                  (a) prepare and file with the Commission such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective as per Section 3(b) herein and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement when the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 under the Securities Act);

                  (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

                  (c) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder, shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                  (d) list such securities on the Nasdaq Small Cap Market or any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

                  (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                  (f) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  Section 6. Assignment. The rights granted the Holders under this Agreement shall not be assigned without the written consent of the Company, which consent shall not be unnecessarily withheld. In the event of a transfer of the rights granted under this Agreement, the Holders agree that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

                  Section 7. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to each Holder (and permitted transferees or assignees ) upon the occurrence of any of the following:

                  (a) all of that particular Holder's securities subject to this Agreement have been registered;

                  (b) such Holder's securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act;

                  (c) such Holder's securities subject to this Agreement can be sold pursuant to Rule 144(k).

                  Section 8.  Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Holders and each person, if any, who controls each Holder within the meaning of the Securities Act (Distributing Holders) against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment, or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof. This Section shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in the Amended Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the Securities Act or the rules and regulations promulgated hereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof); arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Amended Registration Statement prepared by the Company, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the distributing Holders may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

                  Section 9. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the Distributing Holder, or the Company, makes a claim for indemnification, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Agreement provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any Distributing Holder, or the Company, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Section 10. Notices. Any notice pursuant to this Agreement by the Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a) If to the Holders, to its, his or her address set forth on Schedule A attached to this Agreement.

                  (b) If to the Company, at the address set forth herein, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five
(5) days after they are mailed in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

                  Section 11. "Piggy-Back" Registration. The Holders shall have the right to include all of the Registrable Securities as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing; provided, however, that the Holders agree they shall not have any piggy-back registration rights pursuant to this Section if the Registrable Securities may be sold in the United States pursuant to the provisions of Rule 144. The Holders shall have five (5) business days to notify the Company in writing as to whether the Company is to include the Holder(s) or not include the Holder(s) as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registrable Securities should be included in such offering, or no such shares should be included, the Holder(s), and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registrable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registrable Securities held by the selling stockholders) shall be withheld from the market by the holders thereof for a period, not to exceed one hundred eighty
(180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any Holder elected to include securities in such registration. All registration expenses incurred by the Company in complying with this Section shall be paid by the Company, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the Holders.

                  Section 12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 13. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 14. Governing Law, Venue. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                  Section 15. Severability/Defined Terms. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Subscription Agreement.





                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.

Attest:                                  SPATIALIZER AUDIO LABORATORIES, INC.


By:      /s/   Henry Mandell          By:   /s/   Steven D. Gershick
      -------------------------           ----------------------------------
      Name:                               Name:
      Title: Secretary                    Title:  President

                                      CPR (USA) INC.


                                      By:             /s/
                                         -----------------------------------
                                          Name: Steven Rogers/Philippe Rousseau
                                          Title: Authorized Signatories

                                      LIBERTYVIEW FUND, LLC


                                      By:             /s/
                                         -----------------------------------
                                          Name: Steven Rogers/Philippe Rousseau
                                          Title: Authorized Signatories

                                      LIBERTYVIEW PLUS FUND


                                      By:             /s/
                                         -----------------------------------
                                          Name: Steven Rogers/Philippe Rousseau
                                          Title: Authorized Signatories

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT, dated the 14th day of April, 1998, between Aton Select Fund, Ltd., with an address at or Clarion Finanz A.G., Seefeldstrasse 213, 8034, Zurich Switzerland, and Spatializer Audio Laboratories, Inc., a Delaware corporation having its principal place of business at 20700 Ventura Boulevard, Suite
134, Woodland Hills, California 91364 (the "Company").

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holder is purchasing from the Company, pursuant to the Subscription Agreement dated April 14, 1998 Twenty Thousand (20,000) shares of Preferred Stock, and a Warrant to purchase an aggregate of One Hundred Fifty Thousand (150,000) shares of Common Stock and certain other entities and parties are also acquiring shares of Preferred Stock and Warrants pursuant to a Subscription Agreement of even date. The shares of Common Stock of the Company underlying the Preferred Stock acquired by the Holder or the other purchasers are referred to as the "Conversion Shares", and the shares of Common Stock of the Company underlying the Warrants acquired by the Holder or the other purchasers are referred to as the "Warrant Shares" (capitalized terms defined in the Subscription Agreement and not otherwise defined herein have the meanings specified in the Subscription Agreement); and

                  WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein.

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  Section 1. Registrable Securities. As used herein the term Registrable Securities means the Conversion Shares, and the Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the Securities Act) and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144, or (iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of Registrable Security as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

                  Section 2. Restrictions on Transfer. The Holder acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The Holder understands that no disposition or transfer of the Securities may be made by Holder in the absence of (i) an opinion of counsel reasonably satisfactory to the Company that such transfer may be made or (ii) a registration statement under the Securities Act is then in effect with respect thereto.

                  Section 3.      Registration Rights.

                  (a) The Company agrees that it will prepare and file with the Securities and Exchange Commission ("SEC"), within thirty (30) days after the Closing Date, a registration statement on Form S-3(the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit resale of the Registrable Securities under the Securities Act, provided, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3(a) in any jurisdiction in which the Company would be required to qualify as a dealer in securities, under the securities or blue sky laws of such jurisdiction.

                  The Company agrees that it will cause the Registration Statement to become effective within ninety (90) days after the Closing Date. The number of Registrable Securities to be registered shall be two hundred (200%) percent of the number of shares that would be required if all of the Registrable Securities were converted in accordance with the Certificate of Designation, on a date which is five (5) business days prior to the filing of the Registration Statement.

                  (b) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 hereof current under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date that the Registrable Securities may be sold under the provisions of Rule 144 or
(iii) three (3) years after the effective date of the Registration Statement.

                  (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under Section 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holder shall bear the costs of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered on its behalf and all of the other fees and expenses of such registration, including of its counsel and such other expenses as are necessary to qualify the sale of Securities in compliance with any state Blue Sky laws. The Company shall use its best efforts to qualify any of the securities for sale in such states as such Holders reasonably designates and shall furnish indemnification in the manner provided in Section 9 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holders with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holder.

                  (d) The Company shall not be required by this Section 3 to include Holder's Registrable Securities in the Amended Registration Statement which is to be filed if, in the opinion of counsel for both the Holder and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not restricted securities, as defined in Rule 144 under the Securities Act.

                  (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed by the Company by the thirtieth (30th) day after the Closing Date, or if the Registration Statement is not declared effective by the SEC by the ninetieth (90th) day after the Closing Date (the Effective Date), then the Company will pay, in cash, to the Holder on a pro-rata basis by wire transfer, as liquidated damages for such failure and not as a penalty, two (2%) percent of the principal amount of the Securities each month thereafter until the Registration Statement has been filed and/or declared effective. The liquidated damages shall be payable within five (5) calendar days of written demand by the Holder.

                  If the Company does not remit the damages to the Holder as set forth above, the Company will pay the to the Holder the reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Such payment shall be made to the Holder in cash immediately if the registration of the Securities are not effected; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section. The registration of the Securities pursuant to this provision shall not affect or limit Holder's other rights or remedies as set forth in this Agreement.

                  (f) No provision contained herein shall preclude the Company from selling securities pursuant to any registration statement in which it is required to include Registrable Securities pursuant to this Section 3.

                  Section 4. Cooperation with Company. Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

                  Section 5. Registration Procedures. Whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

                  (a) prepare and file with the Commission such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective as per Section 3(b) herein and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement when the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 under the Securities Act);

                  (b) furnish to the Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

                  (c) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder, shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

                  (d) list such securities on the Nasdaq Small Cap Market or any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

                  (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                  (f) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  Section 6. Assignment. The rights granted the Holder under this Agreement shall not be assigned without the written consent of the Company, which consent shall not be unnecessarily withheld. In the event of a transfer of the rights granted under this Agreement, the Holder agrees that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

                  Section 7. Termination of Registration Rights. The rights granted pursuant to this Agreement shall terminate as to the Holder (and permitted transferees or assignees ) upon the occurrence of any of the following:

                  (a) all of the Holder's securities subject to this Agreement have been registered;

                  (b) such Holder's securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act;

                  (c) such Holder's securities subject to this Agreement can be sold pursuant to Rule 144(k).

                  Section 8.      Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls each Holder within the meaning of the Securities Act (Distributing Holders) against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment, or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof. This Section shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in the Amended Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the Securities Act or the rules and regulations promulgated hereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof); arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Amended Registration Statement prepared by the Company, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the distributing Holders may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

                  Section 9. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the Distributing Holder, or the Company, makes a claim for indemnification, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Agreement provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any Distributing Holder, or the Company, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Section 10. Notices. Any notice pursuant to this Agreement by the Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a) If to the Holders, to its, his or her address set forth herein.

                  (b) If to the Company, at the address set forth herein, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five
(5) days after they are mailed in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

                  Section 11. "Piggy-Back" Registration. The Holder of the Registerable Securities Warrants shall have the right to include the Registerable Securities as part of any registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8) and must be notified in writing of such filing; provided, however, that the Holder agrees it shall not have any piggy-back registration rights pursuant to this Section if the shares of Common Stock underlying the Warrants may be sold in the United States pursuant to the provisions of Rule 144. The Holder shall have five (5) business days to notify the Company in writing as to whether the Company is to include the holder or not include the holder as part of the registration; provided, however, that if any registration pursuant to this Section shall be underwritten, in whole or in part, the Company may require that the Registerable Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the underwriter evidenced in writing of such offering only a limited number of Registerable Securities should be included in such offering, or no such shares should be included, the holder, and all other selling stockholders, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling stockholders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling stockholders desiring to participate in such offering. Those Registerable Securities which are excluded from an underwritten offering pursuant to the foregoing provisions of this Section (and all other Registerable Securities) shall be withheld from the market by the holders thereof for a period, not to exceed one hundred eighty (180) days, which the underwriter may reasonably determine is necessary in order to effect such underwritten offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration. All registration expenses incurred by the Company in complying with this Section shall be paid by the Company, exclusive of underwriting discounts, commissions and legal fees and expenses for counsel to the Holder.

                  Section 12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 13. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 14. Governing Law, Venue. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of California, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of California or the state courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any state or country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                  Section 15. Severability/Defined Terms. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Subscription Agreement.

                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.

Attest:                                  Spatializer Audio Laboratories, Inc.


By:     /s/   Henry Mandell              By:    /s/ Steven D. Gershick
   ------------------------------           ---------------------------------
      Name:                                    Name:
      Title: Secretary                         Title:  President


                                         Aton Select Fund, Ltd.

                                         By:  /s/ Werner Keicher
                                            ---------------------------------
                                               Name:
                                               Title: Director

             FORM OF AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT


                  WHEREAS, on April 14 and 15, 1998, Registration Rights Agreements ("Registration Agreements") were executed by Spatializer Audio Laboratories, Inc. (the "Corporation") and certain investors CPR [USA], Inc., LibertyView Plus Fund, The LibertyView Fund, LLC (the "Liberty Investors") and Aton Select Fund, Ltd. ("Aton" and collectively with the Liberty Investors, the "Investors") as set forth in the 7% Convertible Series A Preferred Stock Subscription Agreements dated April 14 and 15, 1998 (the "Subscription Agreements"); and

                  WHEREAS, Section 3(a) of each of the Registration Agreements obligates the Corporation to prepare and file a Registration Statement with the Securities and Exchange Commission registering two hundred percent (200%) of the number of Registerable Securities, as defined in the Registration Agreements, that would be required to be registered if all the Registerable Securities were converted in accordance with the terms set forth therein; and

                  WHEREAS, the Registration Agreements, by their current terms, would require the Corporation to register securities in an amount greater than twenty percent (20%) of the Corporation's issued and outstanding Common Stock on the date hereof, and, as a consequence, requires stockholder approval of the possible issuance of additional Common Stock in order for the Corporation to remain in compliance with the NASDAQ Stock Exchange listing requirements; and

                  WHEREAS, the Corporation, on the one hand, and the Liberty Investors and Aton on the other, by their respective execution of Amendments to the Registration Rights Agreement wish to have the issuance of Common Stock be undertaken in a manner that allows the Corporation to remain in compliance with the NASDAQ Stock Exchange listing and governance requirements;

                  NOW THEREFORE IT IS AGREED THAT:

                  1. Defined terms not otherwise defined in this Amendment shall have the meanings set forth in the Subscription Agreement. The Liberty Investors will temporarily waive the two hundred percent (200%) requirement as stated in
Section 3(a) of their Registration Agreement on the condition that the Corporation registers 4,284,000 shares of its Common Stock in the Registration Statement currently being filed by the Corporation on Form S-3, in accordance with the terms of the Subscription Agreement and, upon receipt of stockholder approval, at the Corporation's annual meeting will timely amend such Registration Statement (or file a new Registration Statement on Form S-3 if so required) to comply with the two hundred percent (200%) requirement set forth in the Subscription Agreement;

                  2. The Corporation agrees to submit at its annual stockholder's meeting a resolution ratifying the transaction with the Investors and authorizing the Amendment to the Registration Rights Agreement and the issuance of Common Stock in an amount which requires stockholder approval;



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


                  3. Upon approval by its stockholders, the Corporation agrees to amend its S-3 Registration Form filed with the Securities and Exchange Commission, pursuant to Rule 462(b) of the Securities Act of 1933, to include additional shares of Common Stock if needed, based on the conversion price in effect after the annual meeting or to file a new Registration Statement on Form S-3 if so required, with such filings to be made within thirty (30) days of the approval by the stockholders;

                  4. Except as set forth in this Amendment to the Registration Rights Agreement between the Corporation and the Liberty Investors, the terms thereof, as well as the provisions of their Subscription Agreement and the exhibits thereto shall each remain in full force and effect as originally executed.

         IN WITNESS THEREOF, this Amendment to the Registration Rights Agreement was duly executed on the date first written below.

Agreed and accepted on
this ____ day of May, 1998


                                            Spatializer Audio Laboratories, Inc.

                                            By: _________________________

                                           Title:________________________


                                            CPR [USA], Inc.

                                            By: _________________________

                                           Title:________________________


                                            LibertyView Fund, LLC

                                            By: _________________________

                                           Title:________________________


                                            LibertyView Plus Fund

                                            By: _________________________

                                           Title:________________________


NOTE:  A comparable amendment was signed by Aton Select Fund, Ltd.


                                        2